Without prejudice unless and until executed by both parties.

Dated 28 July 2025

Separation Deed

Parties

Tamboran Services Pty Ltd
ACN 163 215 487

Joel Riddle

Deed dated      28 July 2025

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Without prejudice unless and until executed by both parties.

Parties    Tamboran Services Pty Ltd ACN 163 215 487
of Suite 1, Level 39 100 Barangaroo Avenue, Barangaroo NSW 2000
(Employer)
Joel Riddle
of 18 Edgecliffe Esplanade Seaforth NSW 2092
(Executive)

Introduction
AThe Executive has been employed by the Employer (or a Group Company) since 1 December 2013, most recently in the position of Chief Executive Officer, pursuant to the Contract.
BIn accordance with the terms of this Deed, the Employment will cease at 5:00pm (AEST) on the Separation Date on the basis of the Executive stepping down.
CWithout admission of liability, the Employer and the Executive agree to the terms in this Deed.
It is agreed
1Definitions and interpretation
1.1Definitions
In this Deed:
(1)Award Agreement means the award agreement between the Executive and the Employer dated 20 August 2024;
(2)Base Salary means the Executive’s base salary as at the date of this Deed of $825,321 per annum, exclusive of superannuation contributions;
(3)Claim means any present or future, actual or contingent, claim, cause of action, complaint, liability, proceeding, arbitration, debt, cost or expense (including legal costs and expenses), account, demand, direction, order, verdict and/or judgment that the Executive has or might have against any Employer Releasee arising out of or relating to any matter, omission or thing, including any such claim, cause of action, complaint, liability, cost or expense that the Executive has or might have, in connection with or arising in any way from:
(a)the facts or matters referred to in the Introduction;
(b)the Employment, including any Entitlements;
(c)the Contract;
(d)the Incentive Plans;
(e)the termination of the Employment;
whether or not the facts, matters or circumstances giving rise to that Claim are known to that person or to any other person at the date of this Deed, either at law or in equity or arising under a statute whether arising out of negligence or otherwise. A Claim:

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(f)includes, to the extent permitted by law, any Claim the Executive may have against the Employer or a statutory workers’ compensation authority for damages for injuries sustained by the Executive during the Employment; but
(g)does not include any claim:
(i)for, or right to seek, statutory workers’ compensation or statutory superannuation contributions; or
(ii)to enforce the terms of this Deed.
(4)Competing Business means any business that is in direct competition with the business of the Employer or any other Group Company and that is concerned with oil and gas exploration and development in any state or territory in Australia in which the Employer or any other Group Company has any interest in a license or application for a license or agreement.
(5)Confidential Information means information of the Employer and the Group which is of a confidential character, and includes, but is not limited to:
(a)information which is specifically designated as confidential by the Employer or any Group Company, or their respective clients or suppliers;
(b)information which by its nature or the circumstances of its disclosure may be reasonably understood to be confidential;
(c)trade secrets of the Employer and the Group;
(d)information regarding the financial or business affairs of the Employer and the Group;
(e)any agreements, arrangements or terms of trade with a client, prospective client, supplier, or prospective supplier of the Employer;
(f)information about the identity, contact details or requirements of clients, prospective clients, suppliers or prospective suppliers of the Employer or the Group;
(g)information relating to or arising in any way from the Employment or its termination;
(h)contractual, technical and production information;
(i)notes and developments regarding Confidential Information;
(j)the terms and conditions of employment of Executives of the Group; and
(k)business systems, and operating procedures or manuals.
(l)For the avoidance of doubt, Confidential Information includes all Confidential Information received, accessed, obtained or held by the Executive in any capacity, including but not limited to his capacity as an Executive in the Employment.
(6)Contract means the Executive’s contract of employment with the Employer, consisting of a contract of employment between the Executive and Tamboran Resources Limited dated 25 April 2021 as transferred to the Employer pursuant to a Tripartite Agreement dated 13 February 2023 and as varied on 23 December 2024;
(7)Corporations Act means the Corporations Act 2001 (Cth);
(8)Deed means this document, including any schedule or annexure to it;

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(9)Employer Releasees means the Employer, each Group Company and each of its and their respective present and former officers, directors, employees, agents and assigns;
(10)Employment means the employment of the Executive by the Employer or any Related Body Corporate in any position including, but not limited to the position of Chief Executive Officer;
(11)Entitlements includes wages, salary, overtime pay, penalty rates, leave entitlements, allowances, pay in lieu of notice, redundancy payments, severance payments, commissions, fees, equity grants, share options, annual leave entitlements, long service leave entitlements, incentives, bonuses or other benefits of a similar nature, arising under an award, agreement, contract, statute, the Contract, the Incentive Plans, in equity or otherwise;
(12)Group means the Employer, Tamboran Resources Corporation, Tamboran Resources Pty Ltd and their respective Related Bodies Corporate and Group Company means each of them;
(13)Incentive Plans means all incentive plans of any kind (including but not limited to all bonus, commission, incentive or option plans or schemes of a similar nature) in which the Executive has participated, or been invited to participate, in, or arising from, the course of the Employment, including under the Contract, the Award Agreement and the LTIP;
(14)LTIP means Tamboran’s 2024 Equity Award Plan;
(15)Ongoing Obligations has the meaning given in clause 7.1 of this Deed;
(16)Party means a party to this Deed;
(17)Related Bodies Corporate has the meaning in section 9 of the Corporations Act; and
(18)Separation Date means Monday, 28 July 2025;
(19)$ or dollars means Australian dollars.
(20)Tamboran means Tamboran Resources Corporation, a Delaware corporation, or any successor.
1.2Interpretation
(1)Reference to:
(a)the singular includes the plural and the plural includes the singular;
(b)a Party includes the Party’s executors, administrators, successors and permitted assigns;
(c)a thing includes the whole and each part of it separately;
(d)a statute, regulation, code or other law or a provision of any of them includes:
(i)any amendment or replacement of it; and
(ii)another regulation or other statutory instrument made under it, or made under it as amended or replaced; and
(e)dollars means Australian dollars, unless otherwise stated.
(2)“Including” and similar expressions are not words of limitation.

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(3)Where a word or expression is given a particular meaning, other parts of speech and grammatical forms of that word or expression have a corresponding meaning.
(4)Headings are for convenience only and do not form part of this Deed or affect its interpretation.
(5)A provision of this Deed must not be construed to the disadvantage of a Party merely because that Party was responsible for the preparation of the Deed or the inclusion of the provision in the Deed.
1.3Parties
(1)If a Party consists of more than 1 person, this Deed binds each of them separately and any 2 or more of them jointly.
(2)An obligation, representation or warranty in favour of more than 1 person is for the benefit of them separately and jointly.
(3)A Party holds the benefit of any release or indemnity provided for in this Deed on behalf of themselves and for the benefit of that Party’s present and former officers, executives and agents.
2Termination of the Employment
2.1The Employer and the Executive agree that the Employment will terminate effective at 5pm AEST on the Separation Date, on the basis of the Executive stepping down.
3Separation Benefits
3.1Without admission of liability, and in full and final satisfaction of any and all Claims by the Executive, subject to the Executive:
(1)complying with his obligations under this Deed, including but not limited to the Ongoing Obligations; and
(2)returning to the Employer a copy of this Deed signed by the Executive to Dick Stoneburner by email (dick.stoneburner@tamboran.com),

the Employer will (or procure that Tamboran will, as the case may be):
(3)on or within 7 days of the Separation Date, pay the Executive:
(a)any base salary due and payable as at the Separation Date; plus
(b)a payment in lieu of notice of 6 months’ Base Salary of an amount equal to $412,661; plus
(c)a payment in lieu of the Executive’s accrued but untaken statutory long service leave and annual leave entitlements calculated as at the Separation Date (presently calculated at an amount equal to approximately $160,334 for long service leave and $196,309 for annual leave, being a total amount of approximately $356,643); plus
(4)within 7 days of the Separation Date, pay a cash bonus payment of $481,437 to the Executive, representing the Executive's Discretionary Annual Bonus under clause 13.1 of the Contract and calculated on the basis that the Executive will be entitled to a bonus of 100% of the Base Salary; plus
(5)within 7 days of the Separation Date, pay a one-time lump-sum cash bonus payment of $825,321 to the Executive, to recognise the Executive's eligibility for a Commercial Discovery Bonus in accordance with clauses 13.3 to 13.5 of the Contract; plus

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(6)within 21 days of the Separation Date, accelerate the vesting condition for 50% of the Executive's Tranche 1 RSUs as set out in the Award Agreement (entitling the Executive to the issue of 10,000,000 CDIs or 50,000 common stock) such that they vest on 21 days (or earlier) from the Separation Date, and be settled in accordance with and subject to the terms and conditions of the Award Agreement; and
(7)pay to, or reimburse, the Executive for:
(a)the employers portion of existing premiums to maintain coverage under the Employer’s group health programs for up to 12 months (or such earlier date that Executive is (i) no longer eligible to participate under such programs or (ii) becomes covered under another medical insurance plan or program); and
(b)tax advice services provided to Executive for up to 12 months following the Separation Date, up to an aggregate amount of $30,000; plus
(8)pay any and all business expenses properly incurred by the Executive up to and including the Separation Date, and for which the Executive has or will submit an appropriate receipt in accordance with the Employer’s reimbursement policies; plus
(9)within 7 days of receipt by the Employer of an invoice from the Executive’s lawyers, Bird & Bird, pay to the Executive an amount with respect to legal fees incurred by the Executive relating to this Deed and its associated documents up to an aggregate amount of $20,000; and
(10)ensure that the unlisted options listed below remain available to Top Gun Nominees Pty Ltd, at the exercise prices below and ensure that they will not expire until the dates set out below:

(1)Account Name	(1)Security Description	(1)No.
(1)Top Gun Nominees Pty Ltd <Riddle Family A/C>	(1)Unlisted Options $0.2367 Expiring 26 May 2026	(1)5,500,000
(1)	(1)Unlisted Options $0.32 Expiring 26 May 2026	(1)3,267,500

3.2In relation to the payments made under this clause 3, the Employer will:
(1)deduct and remit to the Australian Taxation Office or other applicable tax authority, any tax as required by law before making the payments to the Executive; and
(2)make all superannuation contributions in relation to those payments at the minimum amount required to avoid a superannuation guarantee charge being imposed on the Employer under applicable law.
3.3Unless notified to the Employer in writing, any payment to be made to the Executive pursuant to the terms of this Deed will be made by electronic funds transfer to the account into the which the Executive usually received base salary from the Employer during the Employment.
3.4The provision of benefits under this Deed will be subject to any applicable laws, regulations (including listing rules) and any shareholder approval (including under the Corporations Act) required to comply with the same. The Employer will use all reasonable endeavours to obtain any regulatory, shareholder or other approval required to enable the payment of benefits for which the Executive is entitled under this Deed.

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Without prejudice unless and until executed by both parties.

4Releases & Waiver
4.1The Executive:
(1)unconditionally releases, discharges and indemnifies the Employer Releasees jointly and severally from and in relation to any Claims; and
(2)waives his rights in respect of any Claims in the United States of America (including but not limited to Claims under the U.S. Age Discrimination in Employment Act, or any other federal, state or local statute, regulation, constitution, ordinance, or executive order regarding employment or any term or condition of employment, including without limitation discrimination, harassment, retaliation, wage and hour matters, or otherwise).
4.2The Executive agrees that he will not continue or press any complaint or grievance with any government department, Group Company, commission, authority, agency or inspector, in relation to any Claim. To the extent that any such complaint or grievance has been brought or instituted, then the Executive’s execution of this Deed constitutes his withdrawal of the complaint or grievance and he agrees that the Employer may, if it considers it necessary, disclose this Deed for the purposes of notifying relevant persons of the withdrawal of the complaint or grievance.
4.3The Executive agrees that he will not at any time bring, institute, support or continue proceedings in any jurisdiction, commission, court or tribunal, in relation to any Claim whether at common law, in equity or under statute.
4.4As at the date of executing this Deed, the Employer (and its related entities and successors, not limited to Tamboran) unconditionally releases the Executive from all present and future claims, causes of action, complaints, suits and liabilities, in connection with or arising from the Contract.
5Bar to proceedings
5.1This Deed may be relied on by the Employer Releasees and their respective present and former officers, employees and agents, as a complete bar to any proceeding covered by clause 4 of this Deed.
5.2This Deed acts as a deed poll in favour of any of and inure to the benefit of each of the Employer Releasees who are not a party to this Deed.
6Confidentiality
6.1The Parties must keep confidential and not disclose to any person the existence, negotiation and terms of this Deed or the circumstances leading to the termination of the Employment, other than:
(1)for the purpose of obtaining professional advice, including legal or financial advice provided the disclosure is made in confidential circumstances;
(2)in the case of the Executive, to his spouse or de-facto spouse and/or his legal and/or financial advisors, provided that prior to such disclosure, the Executive informs the person of the confidential nature of the information and that person agrees to keep such information confidential;
(3)disclosure to the Australian Tax Office as necessary in relation to the taxation treatment of any payments made pursuant to this Deed;
(4)as required by statute, or by order of a court or tribunal;
(5)as protected by the Corporations Act or any other statute;
(6)to enforce this Deed;

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(7)with the prior written consent of the other Party; or
(8)where the information is already in the public domain, other than as a result of a breach of this Deed.
7Ongoing obligations and resignation of directorships
7.1The Executive:
(1)understands, acknowledges and agrees that, to the extent that the Executive has not already resigned from such positions, effective as of the Separation Date, the Executive shall be deemed to have resigned (without any further compensation) from: (i) all offices, directorships, committee memberships or employee positions, if any, then held with the any Group Company; and (ii) all fiduciary positions (including as a trustee) that the Executive holds with respect to any employee benefit plans or trusts established by any Group Company. The Executive agrees that this Deed shall serve as written notice of resignation in this circumstance. At the Employer's request, the Executive shall execute and promptly deliver such documentation as the Employer may reasonably prescribe solely in order to effectuate such resignation(s);
(2)acknowledges that he remains bound by, and will strictly comply with ongoing obligations to the Employer and its Related Bodies Corporate, arising under the terms of the Employment and the Contract, including but not limited to those obligations in relation to
(a)maintenance of Confidential Information (including but not limited to the obligations outlined in clause 19 of the Contract);
(b)the protection of intellectual property and moral rights (including but not limited to obligations outlined in clauses 20 and 21 of the Contract);
(c)the post-employment restraints (including but not limited to obligations outlined in clause 27 of the Contract and as amended by clause 7.2 below); and
(d)post-employment assistance obligations (including but not limited to obligations outlined in clause 28 of the Contract).
7.2The Executive agrees that:
(1)he will:
(a)continue to comply with the Ongoing Obligations, as amended by this Deed;
(b)take all steps necessary to maintain the strict confidentiality of the Confidential Information;
(c)not use or attempt to use Confidential Information other than as permitted under this Deed; and
(d)not disclose Confidential Information to any person other than as permitted under this Deed;
(2)if he is required by statute, regulatory notice, direction or order, or by an order from a court or tribunal, to disclose any Confidential Information, he will immediately notify the Employer of the actual or anticipated requirement and use all lawful means to delay and withhold disclosure, until the Employer has had a reasonable opportunity to oppose disclosure by lawful means, provided the Employer firstly agrees to pay his legal costs and expenses of doing so; and
(3)it is reasonable for the Employer to insist upon compliance with the Ongoing Obligations.

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7.3As regards clause 27 of the Contract:
(1)the Employer agrees to waive its rights to enforce clause 27.3(a) of the Contract and acknowledges the amended post-employment restraints as set out in sub-clause (2) below; and
(2)the Executives agrees that:
(a)for a period of 3 months after the Separation Date, he will not work for any Competitive Business; and
(b)for a period of 12 months after the Separation Date, he will not work for any business that is exclusively focused on the Beetaloo Basin in the Northern Territory.
8Communications and non disparagement
8.1The Executive must not make or publish any disparaging comments or statements about the Employer or any of the Employer Releasees, or about the Employer’s or any of the Group Company’s customers, clients or suppliers.
8.2The Employer will take all reasonable steps to ensure that its officers, employees and contractors do not make any statement whether oral or in writing which does or is likely to disparage the Executive or bring the Executive into disrepute or ridicule or which may otherwise adversely affect the Executive’s reputation.
9Return of Employer’s property
9.1On or before close of business on the Separation Date, the Executive must:
(1)return to the Employer all documents and other media which contain Confidential Information of the Employer or any Related Body Corporate, that are in the Executive’s possession, power or control;
(2)return to the Employer all property of the Employer or any Related Body Corporate in the Executive’s possession, power or control, including keys, motor vehicles, computers, passcodes, telephones, personal digital assistant devices including all tapes / USB sticks or similar containing the Employer video footage, security passes, credit cards, business cards, equipment, and documents; and
(3)irretrievably delete any copies of Confidential Information of the Employer or any Related Body Corporate stored on information storage devices including computer, magnetic or optical disc or memory and all matter derived from those sources which are in the Executive’s possession, power or control, and verify this to the Employer’s satisfaction.
10Acknowledgment
10.1The Executive acknowledges that he:
(1)understands the legal significance and effect of signing this Deed;
(2)has been paid all wages, bonuses, commissions, incentive payments, compensation, allowances, benefits, expenses, severance and other payments that may be owed to the Executive;
(3)does not and will not have any right to any payment from any Employer Releasees relating to his employment with or termination of employment from the Employer, except as set forth in clause 3 herein;
(4)has had the opportunity to obtain professional advice, including legal and financial advice, in relation to the terms and effect of this Deed;

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(5)has not been induced to execute this Deed by any improper pressure, coercion or undue influence; and
(6)enters into this Deed fully and voluntarily on the Executive's own information and investigation.
11General provisions
11.1If anything in this Deed is unenforceable, illegal or void, then it is severed and the rest of this Deed remains in force; provided, however, to the extent such provision can be equitably modified and enforced as such, the Employer and the Executive agree and desire for such provision to be modified to the extent necessary to render such provision enforceable and enforce the provision as so modified.
11.2This Deed may be executed in any number of counterparts. Each counterpart is an original but the counterparts together are one and the same instrument.
11.3This Deed may be executed in any number of counterparts. Each counterpart is an original but the counterparts together are one and the same instrument. Delivery of an executed signature page of a counterpart by facsimile transmission or by electronic mail on Adobe TM Portable Document Format (PDF) shall take effect as delivery of an executed counterpart of the Deed.
11.4Each Party agrees to pay its own costs of, and incidental to this Deed.
11.5This Deed:
(1)does not detract from any continuing obligation, express or implied, that the Executive has to the Employer or any Group Company, including any continuing obligations in the Contract or the Ongoing Obligations, except as expressly provided otherwise in this Deed;
(2)is the entire agreement and understanding between the Parties on everything connected with the Contract, the Employment, its termination and any Entitlements; and
(3)otherwise supersedes any other prior agreement or understanding on anything connected with the Employment, its termination and any Entitlements.
11.6Notwithstanding clause 11.5, this Deed does not detract from any continuing obligation, express or implied, that the Executive has to the Employer or any Related Body Corporate, including any obligations in the Contract, except as expressly provided otherwise in this Deed.
12Governing law and exclusive jurisdiction
12.1This Deed is governed by the law in force in New South Wales.
12.2The Parties submit to the exclusive jurisdiction of the courts of New South Wales or any competent Federal court exercising jurisdiction in New South Wales. The dispute must be determined in accordance with the law and practice applicable in the court.

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Without prejudice unless and until executed by both parties.

Executed as a Deed and delivered on the date shown on the first page.

Executed by Tamboran Services Pty Ltd ACN 163 215 487 in accordance with section 127 of the Corporations Act 2001 (Cth):
/s/ Patrick Elliott	/s/ Rohan Vardaro
Signature of director	Signature of secretary
Patrick Elliott	Rohan Vardaro
Name of director (BLOCK LETTERS)	Name of secretary (BLOCK LETTERS)

Signed by Joel Riddle in the presence of:
/s/ Masi Zaki	/s/ Joel Riddle
Signature of witness	Signature of Joel Riddle
Masi Zaki
Name of witness (BLOCK LETTERS)
[***]
Address of witness

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